Pricing Supplement No.102L Dated March 22, 2000         Rule 424(b)(2)
(To Prospectus dated February 11, 2000 and             File No's.333-94393
Prospectus Supplement dated February 11, 2000)             and 33-64261

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes, Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $120,000,000.00
	Issue Price: 100.00%
	Commission or Discount: $156,000.00
	Proceeds to Company:  $119,844,000.00

 Agent: CHASE SECURITIES INC.

	Agent's Capacity:  [ ]     As agent    [x]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[x]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: MARCH 29, 2000
	Stated Maturity:	   	MARCH 29, 2005

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[] 	Fixed Rate Note:
    Interest Rate:

[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [ ] CMT [ ]
			     LIBOR Telerate [X]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:

	Int.Determ.Dates: TWO BUSINESS DAYS PRIOR TO INTEREST RESET DATE.


	Interest Payment Dates: The 29th of March, June, Sept & Dec

 Interest  Reset Dates:  The 29th of March, June, Sept & Dec


	Index Maturity: 3 MO LIBOR
	Spread (+/-):+22BP
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [x]